Q 3 2 0 2 6 | I N V E S T O R P R E S E N T A T I O N N o v e m b e r 5 , 2 0 2 6 RESIDENTIAL FOCUS | D IVERSIFIED INCOME #5B7875 #AC7F00 #928579 #508BCC #91ABA9 #BFBFBF #E1D49F #5D6F81

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Disclaimer 2 In this presentation references to “we,” “us,” “our,” “Chimera,” or “the Company” refer to Chimera Investment Corporation and its subsidiaries unless specifically stated otherwise or the context otherwise indicates. This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “goal,” “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “would,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” or similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: our ability to obtain funding on favorable terms and access the capital markets; our ability to achieve optimal levels of leverage and effectively manage our liquidity; changes in inflation, the yield curve, interest rates, including the resumption of Federal Reserve monetary tightening, and mortgage prepayment rates; our ability to manage credit risk related to our investments and comply with the Dodd-Frank Act and related laws and regulations relating to credit risk retention for securitizations; rates of default, delinquencies, forbearance, deferred payments or decreased recovery rates on our investments; the concentration of properties securing our securities and residential loans in a small number of geographic areas; our ability to execute on our business and investment strategy; our ability to determine accurately the fair market value of our assets; changes in our industry, the general economy or geopolitical conditions, including the ongoing conflicts involving the U.S. in the Middle East; our ability to successfully integrate and realize the anticipated benefits of any acquisitions, including the acquisition of HomeXpress; our ability to originate or acquire quality and profitable loans at an appropriate and consistent cost; our ability to sell the loans that we originate or acquire; our ability to refinance or obtain additional liquidity for borrowing; our ability to manage, maintain and expand our relationships with our clients, the independent mortgage brokers and bankers; our ability to operate our investment management and advisory services and manage any regulatory rules and conflicts of interest; the degree to which our hedging strategies may or may not be effective; our ability to effect our strategy to securitize residential mortgage loans; our ability to compete with competitors and source target assets at attractive prices; the ability of servicers and other third parties to perform their services at a high level and comply with applicable law and expanding regulations; our dependence on information technology and its susceptibility to cyber-attacks; the development, proliferation and use of artificial intelligence; our ability to find and retain qualified executive officers and key personnel; our ability to comply with extensive government regulation, including, but not limited to, federal and state consumer lending regulations; the impact of and changes in governmental regulations, tax law and rates, accounting guidance, refinancing or borrowing guidelines and similar matters; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; our ability to maintain our classification as a real estate investment trust for U.S. federal income tax purposes; the volatility of the market price and trading volume of our shares; and our ability to make distributions to our stockholders in the future. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these, and other risk factors, is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. We use our website (www.chimerareit.com) as a channel of distribution of company information. The information we post on our website may be deemed material. Accordingly, investors should monitor our website, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Chimera when you enroll your email address by visiting our website, then clicking on “News and Events" and selecting "Email Alerts" to complete the email notification form. Our website and any alerts are not incorporated into this document. All information in this presentation is as of September 30, 2026, unless stated otherwise. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors.

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . This presentation includes certain non-GAAP financial measures, including earnings available for distribution, earnings before taxes, depreciation and amortization, and economic net interest income. We believe the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating our performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we may calculate our non-GAAP metrics, such as earnings available for distribution and economic net interest income, differently than our peers making comparative analysis difficult. Non-GAAP Financial Measures 3

Chimera Investment Corporation

We are a fully integrated hybrid mortgage REIT delivering diversified investment and platform solutions across the mortgage product spectrum.

INVESTMENT PORTFOLIO

Investment Income

- Diversified residential investment portfolio
- Affiliate capabilities create sourcing & credit edge

LIQUID	Agency MBS
CREDIT	RPL, NQM, RTL, other
ASSET HEDGE	Mortgage Servicing Rights

MORTGAGE BANKING

Capital Markets & Advisory Income

- Loan origination, aggregation, and securitization
- Internal and 3rd party asset-level credit risk management capabilities

MORTGAGE ORIGINATION	Gain on Loan Sales, Net Spread Income
PRISM CAPITAL	Loan Acquisition & Securitization
ADVISORY SERVICES	Bespoke 3rd Party Loan Solutions

KEY STATISTICS
As of September 30, 2026

2007	460	$6.8B	$16.7B	$2.2B
Year Founded	Full-Time Professionals	Dividends Declared Since Inception	Total Assets	Stockholders' Equity

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change. 4

Market Summary | *Q3 2026*

Stronger growth, persistent inflation and geopolitical pressures drove rates higher, while residential credit remained resilient.

INTEREST RATES

- Fed followed through on its hawkish July tone, raising the policy rate 25 bps in September.
- Treasury yields rose across the curve with the 10-year reaching its highest level since 2007.

MORTGAGE RATES

- Primary mortgage rates increased 50-75 basis points, ending the quarter well over 7%.
- Higher rates reduced refinancing incentives and weighed on mortgage origination volumes.

AGENCY MBS

- Agency MBS spreads widened 18–26 basis points amid the highest volatility since May 2025.
- Market functioning remained orderly despite the sharp increase in rates and volatility.

RESIDENTIAL CREDIT

- Higher all-in yields supported investor demand for non-agency RMBS.
- Lower coupon loans increased extension risk and contributed to wider spreads at quarter end.

HOUSING

- Higher mortgage rates further pressured affordability and housing turnover during the quarter.
- Home prices remained positive nationally, while Sun Belt supply weighed on select markets.

TREASURY YIELDS(1)	Q3 2026	Q2 2026	Δ (bps)
2Y Treasury (%)	4.89	4.17	**72**
10Y Treasury (%)	5.28	4.47	**81**
30Y Treasury (%)	5.63	4.95	**68**
MORTGAGE RATES(1)			
30Y FRM (Bankrate) (%)	7.23	6.55	**68**
30Y Freddie PMMS (%)	7.03	6.49	**54**
30Y FRM (MBA) (%)	7.52	6.76	**76**
AGENCY SPREADS(1)			
CC Tsy Spread (bps)	125	107	**18**
CC Treasury OAS (bps)	46	20	**26**
CC Swap OAS (bps)	80	57	**23**
RMBS SPREADS(2)			
NQM – AAA (bps)	150	130	**20**
RPL AAA (A1) (bps)	130	118	**12**
RPL Unrated (A1) (bps)	180	155	**25**
CORPORATES(1)			
Inv Grade – Yield (%)	6.04	5.20	**84**
Inv Grade – Spread (bps)	80	74	**6**
High Yield – Spread (bps)	311	270	**41**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change. 5

Chimera | *Q3 2026 Highlights*

Continued to maintain strong liquidity position during volatile Q3 market environment.

EARNINGS & PERFORMANCE

$0.38	$0.45	$14.82	(13.98%)
EARNINGS AVAILABLE FOR DISTRIBUTION PER SHARE[1]	DIVIDENDS PER SHARE	BOOK VALUE PER SHARE	ECONOMIC RETURN[2]

LIQUIDITY

$357MM	$203MM
CASH	UNENCUMBERED ASSETS

LEVERAGE

6.5x	4.1x
TOTAL LEVERAGE[3]	RECOURSE LEVERAGE

RESIDENTIAL CREDIT INVESTMENT PORTFOLIO REPO FINANCING[4]

$716MM (43%)	$1.2B (73%)
FIXED RATE REPO (PERCENTAGE OF TOTAL REPO)	NON-MARK-TO-MARKET REPO[5] (PERCENTAGE OF TOTAL REPO)

RESIDENTIAL ORIGINATION

$439K	0.6%
EBTDA[6]	EBTDA ROE[6]

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change. 6

Chimera | *Q3 2026 Highlights*

Portfolio entered the quarter with sufficient liquidity to support higher funding requirements amid increased market volatility.

EARNINGS AVAILABLE FOR DISTRIBUTION	▪ $0.38 per share quarterly earnings available for distribution ("EAD"). ▪ Investment Portfolio contributions offset by lower gain-on-sale related to third-party loan acquisitions and HomeXpress production.
BOOK VALUE	▪ $14.82 book value per share, down 16.5% compared to $17.75 in Q2 2026. ▪ Increased interest rates, higher volatility and widening credit spreads during the quarter contributed to the decline in book value.
RESIDENTIAL ORIGINATION	▪ $1.1 billion of production volume representing a 27% increase versus Q3 2025[1]. ▪ $439 thousand EBTDA[2] contribution representing a 0.6% EBTDA ROE[2].
RESIDENTIAL CREDIT	▪ Committed to purchase $797 million of loans for the newly formed Prism securitization platform; $1.1 billion year-to-date commitments. ▪ Subsequent to quarter end, completed the inaugural $291 million Prism securitization collateralized by HomeXpress loans.
AGENCY MBS	▪ Repositioned towards higher coupon securities to take advantage of more attractive spreads and shorter spread duration. ▪ Entered into a $2.4 billion TBA short position toward the end of September as a risk management precaution amid market volatility.

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.
7

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . EARNINGS AVAILABLE FOR DISTRIBUTION & DIVIDEND COVERAGE (quarterly per share data) 8 Chimera | Dividend Coverage & Sustainability Detailed endnotes are included within the Appendix at the end of this presentation. ▪ Earnings covered dividend in 9 out of the last 11 quarters, averaging 1.07x coverage. ▪ Business continued to deliver strong earnings despite headwinds from market volatility and highest rates in nearly two decades. $ 0 .3 3 $ 0 .3 5 $ 0 .3 7 $ 0 .3 7 $ 0 .3 7 $ 0 .3 7 $ 0 .3 7 $ 0 .3 7 $ 0 .4 5 $ 0 .4 5 $ 0 .4 5 $ 0 .3 6 $ 0 .3 7 $ 0 .3 6 $ 0 .3 7 $ 0 .4 1 $ 0 .3 9 $ 0 .3 7 $ 0 .5 3 $ 0 .5 4 $ 0 .4 6 $ 0 .3 8 109% 106% 97% 100% 111% 105% 100% 143% 120% 102% 84% 0% 20% 40% 60% 80% 100% 120% 140% $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26 Dividends per Share (LHS) Earnings Available for Distribution per Share (LHS) Dividend Coverage (RHS)

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 9 HomeXpress | Residential Origination Highlights(1) A leading partner for loan brokers and correspondent lenders across the U.S. QUARTERLY UPDATE ▪ 27% increase in volume versus Q3 2025. ▪ Net origination margin compressed as gain-on-sale was impacted by market volatility and wider spreads. ▪ Wholesale volumes represented 83% with non-delegated correspondent growing 33% during the quarter to account for 17%. PRODUCTION VOLUME ($ in millions) PRODUCT MIX (% of unpaid principal balance) NET ORIGINATION MARGIN (basis points)(2) $881 $1,037 $884 $1,094 $1,116 $400 $500 $600 $700 $800 $900 $1,000 $1,100 $1,200 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 39 38 39 47 42 58 58 57 48 55 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 NQM Investor QM 177 135 114 124 -7-20 0 20 40 60 80 100 120 140 160 180 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Detailed endnotes are included within the Appendix at the end of this presentation.

Investment Portfolio | *September 30, 2026*[1]

(DOLLARS IN THOUSANDS)	PRINCIPAL OR NOTIONAL VALUE ($)	AMORTIZED COST ($)	FAIR VALUE ($)	WEIGHTED AVERAGE COUPON	WEIGHTED AVERAGE BOOK YIELD AT PERIOD-END	SECURITIZED DEBT CURRENT FACE ($)	SECURITIZED DEBT AMORTIZED COST ($)	SECURITIZED DEBT FAIR VALUE ($)	SECURITIZED DEBT BOOK YIELD	SECURED FINANCING AGREEMENTS ($)	NET ASSETS ($)
NON-AGENCY RMBS[2]											
Senior[3]	816,412	335,452	442,943	5.7%	21.8%	109,782	62,328	62,329	3.3%	243,330	137,285
Subordinated	382,975	172,584	177,837	3.8%	9.2%					123,965	53,872
Interest-only	2,282,171	139,873	52,903	0.8%	3.3%					17,970	34,933
TOTAL NON-AGENCY RMBS	**3,481,558**	**647,909**	**673,684**	**4.1%**	**14.4%**	**109,782**	**62,328**	**62,329**	**3.3%**	**385,265**	**226,090**
AGENCY RMBS[4]											
Pass-through	5,739,072	5,776,175	5,528,456	5.6%	5.4%					5,450,925	77,530
DUS	17,905	17,506	16,548	4.1%	4.4%					16,162	386
TOTAL AGENCY RMBS	**5,756,977**	**5,793,681**	**5,545,004**	**5.6%**	**5.4%**					**5,467,087**	**77,916**
LOANS HELD FOR SALE											
Non-QM	1,091,042	1,091,042	1,087,784	7.2%	5.9%					688,312	399,471
TOTAL LOANS HELD FOR SALE	**1,091,042**	**1,091,042**	**1,087,784**	**7.2%**	**5.9%**					**688,312**	**399,471**
LOANS HELD FOR INVESTMENT											
Re-performing loans	6,989,840	6,844,055	6,592,149	5.3%	5.5%	5,098,994	5,004,526	4,648,620	3.9%	964,622	978,906
Prime loans	363,230	330,856	324,784	4.3%	4.1%	3,735	3,371	3,609	7.5%	266,927	54,248
Investor loans	483,172	494,404	487,456	7.4%	6.9%	429,773	430,405	425,446	6.6%	16,998	45,012
Residential Transition Loans	38,260	38,560	34,792	7.9%	4.1%					29,569	5,223
TOTAL LOANS HELD FOR INVESTMENT	**7,874,502**	**7,707,876**	**7,439,181**	**5.4%**	**5.5%**	**5,532,502**	**5,438,302**	**5,077,676**	**4.1%**	**1,278,116**	**1,083,389**
MORTGAGE SERVICING RIGHTS											
Interest in MSR financing receivables	38,221		41,256								41,256
TOTAL MSR	**38,221**		**41,256**								**41,256**
TOTAL INVESTMENT PORTFOLIO	**18,242,300**	**15,240,509**	**14,786,908**			**5,642,284**	**5,500,631**	**5,140,004**		**7,818,781**	**1,828,123**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.

10

Agency Portfolio[1] | *Portfolio Overview*

QUARTERLY UPDATE

- **Bonds**: sold $800 million of lower coupon MBS and purchased $1.9 billion of higher coupon with better carry and lower duration risk.
- **MBS Coupon**: average coupon increased 39 bps to 5.67% from 5.28% in Q2 2026, excluding short TBA position.
- **Leverage**: effective leverage increased throughout the quarter and was reduced with the short TBA position added in September.

AGENCY PORTFOLIO[1]

PRODUCT	NOTIONAL ($MM)	FAIR VALUE ($MM)	% OF TOTAL	EQUITY BUFFER [3] ($MM)	REPO ($MM)	TBA FAIR VALUE ($MM)	PORTFOLIO EQUITY ($MM)	EFFECTIVE LEVERAGE [4]	3M ACTUAL CPR [4]	3M GENERIC CPR [4]
PTs	**5,739**	**5,528**	**99.7**	**388**	**5,451**	**(2,322)**	**466**	**6.7**		
3.0%	182	148	2.7	22	150		20	7.6	8.3	6.8
3.5%	19	17	0.3	3	16		3	5.5	9.0	10.1
4.0%	72	63	1.1	9	64		8	8.2	11.9	8.2
4.5%	237	213	3.9	29	211		31	6.8	9.3	6.6
5.0%	747	694	12.5	91	689		95	7.2	8.3	5.8
5.5%	1,287	1,232	22.2	146	1,223		156	7.9	7.1	8.8
6.0%	2,396	2,356	42.5	88	2,314	(1,518)	129	6.2	10.6	12.7
6.5%	800	805	14.5	1	783	(804)	24	-0.9	9.1	20.2
DUS	**18**	**17**	**0.3**	**2**	**16**	**0**	**2**	**6.7**		
TOTAL	**5,757**	**5,545**	**100**	**390**	**5,467**	**(2,322)**	**468**	**6.7**		

AGENCY HEDGES[2]

SWAP TENOR (YEARS)	NOTIONAL ($MM)	WEIGHTED AVERAGE FIXED PAY RATE
≤ 5	273	3.6%
> 5 to ≤ 10	500	3.9%
> 10 to ≤ 20	744	4.1%
> 20	98	4.0%
TOTAL	**1,615**	**4.0%**

CAP TENOR (YEARS)	NOTIONAL ($MM)	WEIGHTED AVERAGE RATE
≤ 3	1,700	3.0%
> 3	100	3.0%
TOTAL	**1,800**	**3.0%**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.

11

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 12 Agency Portfolio(1) | Portfolio Interest Rate & Spread Sensitivities(2) QUARTERLY UPDATE ▪ Sensitivities reflect the impact of risk management actions related to the $2.4 billion TBA short position entered into during the quarter. ▪ Lower effective leverage and shorter duration portfolio drove risk metrics at quarter end. Detailed endnotes are included within the Appendix at the end of this presentation. INTEREST RATE SENSITIVITY(2) SPREAD SENSITIVITY(2) INTEREST RATE CHANGE (basis points) ESTIMATED CHANGE IN AGENCY PORTFOLIO MARKET VALUE ESTIMATED CHANGE IN AGENCY PORTFOLIO EQUITY Q3’26 Q2’26 Q3’26 Q2’26 (75) (0.0%) (0.7%) (0.2%) (5.3%) (50) 0.0% (0.3%) 0.3% (2.4%) (25) 0.0% (0.1%) 0.4% (0.5%) -- 25 (0.1%) (0.1%) (0.8%) (0.5%) 50 (0.2%) (0.2%) (1.8%) (1.9%) 75 (0.3%) (0.5%) (3.1%) (4.1%) CHANGE IN SPREAD (basis points) ESTIMATED CHANGE IN AGENCY PORTFOLIO MARKET VALUE ESTIMATED CHANGE IN AGENCY PORTFOLIO EQUITY Q3’26 Q2’26 Q3’26 Q2’26 (50) 1.6% 2.5% 19.2% 19.6% (20) 0.6% 1.0% 7.7% 7.8% (10) 0.3% 0.5% 3.8% 3.9% -- 10 (0.3%) (0.5%) (3.8%) (3.9%) 20 (0.6%) (1.0%) (7.7%) (7.8%) 50 (1.6%) (2.5%) (19.2%) (19.6%)

Residential Credit | *Q3 2026 Loans Held for Investment Portfolio Summary*

OVERVIEW

- We acquire residential mortgage loans from banks, non-bank financial institutions and government sponsored enterprises.
- We finance purchases of mortgage loans via warehouse facilities and repurchase agreements (recourse financing).
- We securitize loans (long-term non-recourse financing) and retain subordinated and interest-only securities along with call rights.
- Re-performing loans comprise 89% of the loan portfolio (by principal balance) and generate consistent cash flows with low convexity.

KEY LOAN STATISTICS[1]	RE-PERFORMING LOANS (RPL)	PRIME JUMBO	INVESTOR LOANS (DSCR)	RESIDENTIAL TRANSITION LOANS	TOTAL LOAN PORTFOLIO
Current Unpaid Principal Balance (UPB)	$7.0 Billion	$358.2 Million	$483.2 Million	$38.2 Million	**$7.9 Billion**
% of Total Loan Portfolio	89%	5%	6%	<1%	**100%**
Total Number of Loans	71,382	372	2,350	32	**74,136**
Weighted Average Loan Size	$98 Thousand	$963 Thousand	$206 Thousand	$1,196 Thousand	**$106 Thousand**
Weighted Average Interest Rate	5.76%	4.27%	7.42%	7.85%	**5.82%**
Weighted Average Borrower Credit Score	657	756	746	704	**668**
Weighted Average Loan Age	229 Months	53 Months	39 Months	55 Months	**199 Months**
Weighted Average Loan Terms[2]	458 Months	361 Months	360 Months	39 Months	**444 Months**
Weighted Average Remaining Term	229 Months	308 Months	321 Months	112Months	**244 Months**
Weighted Average Original Loan-to-Value (LTV)	77%	88%	66%	LTC - 67%[3]	**77%**[5]
Amortized Loan-to-Value (LTV)	60%	75%	63%	LTARV - 70%[4]	**61%**[5]
HPI Updated Loan-to-Value (LTV)	38%	75%	60%	70%	**41%**
60+ Days Delinquent	9.0%	1.7%	5.3%	$30.2 Million	**8.8%**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change. 13

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 14 Residential Credit | Delinquency Experience Credit performance remained within expectation, with a small number of loans driving changes in Prime Jumbo. Detailed endnotes are included within the Appendix at the end of this presentation. RE-PERFORMING LOANS (RPL) (% of Total Loan Balance) INVESTOR LOANS (DSCR) (% of Total Loan Balance) PRIME JUMBO LOANS (% of Total Loan Balance) RESIDENTIAL TRANSITION LOANS ($ Millions) 60+ DAY DELINQUENCY EXPERIENCE(1) 4.7 5.3 0.0 1.3 2.6 3.9 5.2 6.5 Ju n- 23 S e p -2 3 D e c- 23 M ar -2 4 Ju n- 24 S ep -2 4 D e c- 24 M ar -2 5 Ju n- 25 S e p -2 5 D e c- 25 M ar -2 6 Ju n- 26 S e p -2 6 1.4 1.7 0.0 0.3 0.6 0.9 1.2 1.5 1.8 Ju n- 23 S ep -2 3 D e c- 23 M ar -2 4 Ju n- 24 S e p -2 4 D ec -2 4 M ar -2 5 Ju n- 25 S e p -2 5 D e c- 25 M ar -2 6 Ju n- 26 S e p -2 6 8.8 9.0 6.0 6.5 7.0 7.5 8.0 8.5 9.0 9.5 Ju n- 23 S e p -2 3 D e c- 23 M ar -2 4 Ju n- 24 S e p -2 4 D ec -2 4 M ar -2 5 Ju n- 25 S e p -2 5 D e c- 25 M ar -2 6 Ju n- 26 S ep -2 6 29.2 30.2 13 23 33 43 53 Ju n- 23 S e p -2 3 D e c- 23 M ar -2 4 Ju n- 24 S ep -2 4 D e c- 24 M ar -2 5 Ju n- 25 S e p -2 5 D e c- 25 M ar -2 6 Ju n- 26 S e p -2 6

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 15 Residential Credit | Prepayment Experience Prepayment activity was mixed across products. Stable for RPL, materially lower for Investor Loans, and significantly higher for Prime Jumbo. Detailed endnotes are included within the Appendix at the end of this presentation. RE-PERFORMING LOANS (RPL) INVESTOR LOANS (DSCR) PRIME JUMBO LOANS 7.0 7.3 0 2 4 6 8 Ju n- 23 S e p -2 3 D e c- 23 M ar -2 4 Ju n- 24 S e p -2 4 D e c- 24 M ar -2 5 Ju n- 25 S e p -2 5 D e c- 25 M ar -2 6 Ju n- 26 S e p -2 6 5.5 9.7 0 2 4 6 8 10 Ju n- 23 S e p -2 3 D e c- 23 M ar -2 4 Ju n- 24 S e p -2 4 D e c- 24 M ar -2 5 Ju n- 25 S e p -2 5 D e c- 25 M ar -2 6 Ju n- 26 S e p -2 6 PREPAYMENT EXPERIENCE (ANNUALIZED %)(1) 23.1 14.7 0 5 10 15 20 25 Ju n- 23 S e p -2 3 D e c- 23 M ar -2 4 Ju n- 24 S e p -2 4 D e c- 24 M ar -2 5 Ju n- 25 S e p -2 5 D e c- 25 M ar -2 6 Ju n- 26 S e p -2 6

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Q1 2025 EXPECTED REPO MATURITIES ($ MILLIONS) $238 $197 $7 $67 $127 $208 $409 $410 $305 $606 $134 $618 $0 $100 $200 $300 $400 $500 $600 $700 0-3 Months 3-6 Months 6-12 Months 12+ Months Mark-to-Market (MTM) Limited MTM Non-MTM 16 $442MM $402MM $103MM FLOATING NON-MTM $716MM FLOATING MTM FLOATING LIMITED MTM FIXED NON-MTM $1,663MM SECURED RECOURSE FINANCING HEDGE TYPE NOTIONAL ($ MILLIONS) WAVG PAY-FIXED OR STRIKE RATE WAVG OPTION EXPIRY WAVG MATURITY Swap Futures 50 4.00% -- March 2027 Interest Rate Caps 1,300 3.00% -- April 2028 TOTAL $1,350 3.04% March 2028 RESIDENTIAL CREDIT HEDGES REPO MATURITIES ($ MILLIONS) $1,221MM NON-MTM & LIMITED MTM (73%) $947MM FLOATING RATE (57%) Detailed endnotes are included within the Appendix at the end of this presentation. Residential Credit Investment Portfolio | Secured Recourse Funding(1) Funding strategically diversified across counterparties, tenors, rate structures and liquidity requirement structures.

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 17 MSR Portfolio Update(1) Consistent with portfolio objectives, adding MSRs provides recurring income while hedging other parts of portfolio. MSR PORTFOLIO CHARACTERISTICS & VALUATION MULTIPLE As of September 30, 2026 QUARTERLY UPDATE ▪ Mortgage rates increased 68 basis points to 7.23% during the quarter. ▪ 3-month average prepayments decreased to 7.1% during quarter from 8.1% in Q2 2026. ▪ Valuation multiple increased 0.5x due to higher forward curves and slightly lower weighed average coupon as higher rate loans payoff. NOTE RATE DISTRIBUTION As of September 30, 2026 Detailed endnotes are included within the Appendix at the end of this presentation. UNPAID BALANCE LOAN COUNT WAVG NOTE RATE 3M CPR $5.7B 26.8K 4.0% 7.1% WAVG CREDIT SCORE LOAN-TO- VALUE 60+ DAYS DELINQUENT VALUATION MULTIPLE 741 69.5% 1.4% 6.6X 0.4% 2.7% 21.9% 17.7% 20.6% 6.8% 8.4% 5.7% 6.2% 2.8% 4.5% 0.9% 0.5% 0.7% 0.1% <2% 2% -2 .5% 2. 5% -3% 3% -3 .5% 3. 5% -4% 4% -4 .5% 4. 5% -5% 5% -5 .5% 5. 5% -6% 6% -6 .5% 6 .5% -7% 7% -7 .2 3% 7. 23% -7 .5% 7. 5% -8% >8% 30-Year Fixed Mortgage Rate = 7.23%

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Third-Party Asset Management Highlights Chimera’s third-party asset management business provides advisory and transaction execution services for mortgage loan investors. 18 EXPERTISE BY ASSET TYPE(1)(2) INCEPTION-TO-DATE Re-Performing Loans ✓ Non-Performing Loans ✓ Non-QM ✓ Residential Transition Loans ✓ International Residential Loans ✓ Home Equity Products ✓ Single Family Rental ✓ Detailed endnotes are included within the Appendix at the end of this presentation. QUARTERLY UPDATE ▪ Payoffs and client purchase volumes are key drivers of advisory activities. ▪ Loans under management increased 7% during the quarter. ▪ Higher transaction volumes offset asset paydowns. LOANS UNDER MANAGEMENT ($ Billions)(1) TRANSACTION VOLUME BY UNPAID BALANCE ($ Billions)(1) $26.6 $26.6 $26.4 $25.8 $27.6 $24 $25 $26 $27 $28 Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 $5.2 $6.4 $3.5 $2.8 $4.9 $0 $1 $2 $3 $4 $5 $6 $7 Q3'25 Q4'25 Q1'26 Q2'26 Q3'26

Appendix

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Quarterly Financial Metrics 20 Detailed endnotes are included within the Appendix at the end of this presentation. ($0.27) $0.08 ($0.78) ($0.05) ($2.31) Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 $0.37 $0.53 $0.54 $0.46 $0.38 Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 $20.24 $19.70 $18.34 $17.75 $14.82 Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 GAAP Earnings Per Share Earnings Available for Distribution (EAD) Per Share(1) GAAP Book Value Per Share Recourse Leverage Cash ($ Millions) Unencumbered Assets Market Value ($ Millions) 1.99x 2.44x 2.94x 3.30x 4.09x Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 $491 $279 $476 $444 $357 Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 $261 $249 $199 $212 $203 Q3'25 Q4'25 Q1'26 Q2'26 Q3'26

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Earnings Available for Distribution 21 Earnings available for distribution (“EAD”) is a non-GAAP measure and is defined as GAAP net income (loss) excluding: (i) Net unrealized gains (losses) on financial instruments at fair value; (ii) Net realized gains (losses) on sales of investments; (iii) Gains (losses) on extinguishment of debt; (iv) Increase in provision for credit losses; (v) Net unrealized gains (losses) on derivatives; (vi) Realized gains (losses) on derivatives; (vii) Transaction expenses; (viii) stock compensation expenses for retirement eligible awards; (ix) Depreciation, amortization, and impairment of intangible assets, net of any tax impact; (x) non-cash imputed compensation expense related to business acquisitions; and (xi) Other investment gains (losses). Non-cash imputed compensation expense reflects the portion of the consideration paid in the Palisades Acquisition that pursuant to the sellers’ contractual arrangements is distributable to the sellers’ legacy employees (who are now our employees) and that for GAAP purposes is recorded as non-cash imputed compensation expense with an offsetting entry recorded as a non-cash contribution from a related party to stockholders’ equity. The excluded amounts do not include any normal, recurring compensation paid to our employees. Transaction expenses are primarily comprised of costs only incurred at the time of execution of our securitizations, certain structured secured financing agreements, and business combination transactions, and include costs such as underwriting fees, legal fees, diligence fees, accounting fees, bank fees, and other similar transaction-related expenses. These costs are incurred prior to or at the execution of the transaction and do not recur thereafter. Recurring expenses, such as servicing fees, custodial fees, trustee fees, and other similar ongoing fees, are not excluded from EAD. We believe that excluding these costs is useful to investors because it is generally consistent with the treatment applied by our peer group in their non-GAAP measure presentations, mitigates period to period comparability issues tied to the timing of securitization and structured finance transactions, and is consistent with the accounting for the deferral of debt issuance costs prior to the fair value election option made by us. We also believe it is important for investors to review EAD as it is consistent with how management internally evaluates the performance of the Company. Stock compensation expense charges incurred on awards to retirement eligible employees is reflected as an expense over a vesting period (generally 36 months) rather than reported as an immediate expense. We may hold long and/or short positions in TBA securities through transactions commonly referred to as “dollar roll” transactions. Under U.S. GAAP, these transactions are accounted for as derivatives and are carried at fair value. Changes in the fair value of TBA positions consist of two components: (i) drop income (expense) and (ii) mark-to-market adjustments. For financial statement presentation purposes, drop income (expense) is reported within Periodic interest on derivatives, net, while mark-to-market adjustments are reported within Net unrealized gains (losses) on derivatives. Together with any realized gains and losses, these amounts are included in Net gains (losses) on derivatives in our Consolidated Statements of Operations. Management includes drop income (expense) in EAD because it views drop income (expense) as the economic equivalent of net interest income on the underlying Agency securities, reflecting the difference between the implied interest earned and the implied financing cost over the period from trade date to settlement date. This treatment is consistent with how management evaluates the Company’s investment performance and how we believe our investors analyze our investment performance. We view EAD as one measure of our investment portfolio's ability to generate income for distribution to common stockholders. EAD is one of the metrics, but not the exclusive metric, that our Board of Directors considers when determining the amount, if any, of dividends on our common stock. Other metrics that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include, among others, REIT taxable income, dividend yield, book value, cash generated from the portfolio, reinvestment opportunities, and other cash needs. To maintain our qualification as a REIT, U.S. federal income tax law generally requires that we distribute at least 90% of our REIT taxable income (subject to certain adjustments) annually. EAD is different from REIT taxable income. For example, differences between EAD and REIT taxable income may result from whether the REIT uses mark-to-market accounting for GAAP purposes, accretion of market discount or OID and amortization of premium, and differences in the treatment of securitizations for GAAP and tax purposes, among other items. Further, REIT taxable income generally does not include earnings of our domestic taxable REIT subsidiaries (“TRSs”) unless such income is distributed from current or accumulated earnings and profits. The determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income is not based on EAD, and EAD should not be considered as an indication of our REIT taxable income, a guarantee of our ability to pay dividends, or a proxy for the amount of dividends we may pay. We believe EAD helps us and investors evaluate our financial performance period over period without the impact of certain non-recurring transactions. EAD should not be viewed in isolation and is not a substitute for, or superior to, net income (loss) or net income (loss) per basic share computed in accordance with GAAP. In addition, our methodology for calculating EAD may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our EAD may not be comparable to the EAD reported by other REITs.

Earnings Available for Distribution

The following table provides GAAP measures of net income and net income per diluted share available to common stockholders for the periods presented and details with respect to reconciling the line items to Earnings available for distribution and related per average diluted common share amounts. Earnings available for distribution is presented on an adjusted dilutive shares basis.

	For the Quarters Ended				
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
	(dollars in thousands, except per share data)				
GAAP net income (loss) available to common stockholders	$(193,662)	$(4,012)	$(65,007)	$6,501	$(21,997)
Adjustments [1]:					
Net unrealized (gains) losses on financial instruments at fair value	391,000	43,386	37,536	17,138	36,995
Net realized (gains) losses on sales of investments	26,889	9,623	40,428	23,268	(1,991)
Gain (loss) on extinguishment of debt	—	2,748	38,858	(20)	—
Increase in provision for credit losses	6,847	7,192	2,824	5,322	2,587
Net unrealized (gains) losses on derivatives	(127,224)	(15,398)	(18,150)	(27,303)	7,907
Realized (gains) losses on derivatives	(74,901)	(9,527)	(2,870)	17,495	(2,015)
Transaction expenses	—	3,207	98	625	9,931
Stock Compensation expense for retirement eligible awards	(515)	(510)	2,023	(449)	(506)
Depreciation, amortization, and impairment expense [2]	5,479	4,076	9,649	4,332	948
HomeXpress acquisition intangible amortization tax impact [3]	(850)	(850)	(863)	(837)	—
Non-cash imputed compensation related to business acquisition	302	341	341	341	341
Other investment (gains) losses	(1,063)	(1,229)	910	(1,252)	(1,945)
Earnings available for distribution	**$32,302**	**$39,047**	**$45,777**	**$45,161**	**$30,255**
GAAP net income (loss) per diluted common share	**$(2.31)**	**$(0.05)**	**$(0.78)**	**$0.08**	**$(0.27)**
Earnings available for distribution per adjusted diluted common share	**$0.38**	**$0.46**	**$0.54**	**$0.53**	**$0.37**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.
22

Residential Origination Segment | *Earnings Before Taxes, Depreciation and Amortization*

In managing our Residential Origination segment, management additionally uses Earnings Before Taxes, Depreciation and Amortization, or EBTDA, a non-GAAP measure, as a supplemental performance measure to evaluate the underlying operating efficiency and scalability of the business. EBTDA is defined as GAAP Net Income of the Residential Origination Segment, adjusted for federal and state tax provisions; and non-cash items such as intangibles amortization and depreciation. In our current model where we sell all the loans we originate and purchase from correspondents on a servicing-released basis, the economics are driven by origination income and loan sale activity, net and personnel-based costs. EBTDA helps isolate core operating results by excluding the effects of capital structure, non-cash depreciation and amortization, and tax attributes that can vary period to period. This measure allows management to assess margin performance, expense discipline, and incremental profitability as loan volumes fluctuate, and supports internal decision-making related to staffing levels, compensation structures, and growth initiatives. We believe this presentation is useful to investors because it provides investors with important information concerning the operating performance of our Residential Origination Segment exclusive of certain non-cash and other costs. However, EBTDA should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP.

The following table provides a reconciliation from GAAP net income to common stockholders for our residential origination segment to a non-GAAP measure of EBTDA for the period presented.

	For the Quarter Ended September 30, 2026 (dollars in thousands)
	Residential Origination
Net income available to common shareholders	**$ (2,432)**
Adjustments:	
Income tax benefit	(560)
Amortization of intangibles and depreciation expenses	3,431
Earnings Before Taxes, Depreciation and Amortization	**$ 439**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change. 23

Investment Portfolio Segment | *Economic Net Interest Income*

Economic net interest income of our Investment Portfolio segment is a non-GAAP financial measure that equals GAAP net interest income adjusted for net periodic interest on derivatives, interest income from our Residential Origination segment and interest income from investment in MSR financing receivables, and excludes interest earned on cash and interest expense from our Residential Origination segment. For the purpose of computing economic net interest income and ratios relating to cost of funds measures throughout this section, interest expense includes net payments on our derivatives, which is presented as a part of Net gains (losses) on derivatives in our Consolidated Statements of Operations. Interest rate swaps, interest rate caps and swap futures are used to manage the increase in interest paid on secured financing agreements in a rising rate environment. Presenting the net contractual interest payments on interest rate derivatives with the interest paid on interest-bearing liabilities reflects our total contractual interest payments. We believe this presentation is useful to investors because it depicts the economic value of our investment strategy by showing all components of interest expense and net interest income of our investment portfolio. However, Economic net interest income should not be viewed in isolation and is not a substitute for net interest income computed in accordance with GAAP. Where indicated, interest expense, adjusting for any interest earned on cash, is referred to as Economic interest expense. Where indicated, net interest income reflecting net periodic interest on derivatives and any interest earned on cash, is referred to as Economic net interest income.

The following table reconciles the Economic net interest income to GAAP net interest income and Economic interest expense to GAAP interest expense for the periods presented.

	GAAP Interest Income	Interest Income on Mortgage Loan Origination	Other [1]	Economic Interest Income	GAAP Interest Expense	Periodic Interest On Derivatives, net & Interest Expense on Mortgage Loan Origination	Economic Interest Expense	GAAP Net Interest Income	Periodic Interest On Derivatives, net	Other [1]	Net Interest Income on Mortgage Loan Origination	Economic Net Interest Income
For the Quarter Ended **September 30, 2026**	$230,687	$(16,235)	$(3,019)	$211,433	$159,504	$(17,513)	$141,991	$71,183	$5,639	$(3,019)	$(4,361)	$69,442
For the Quarter Ended **June 30, 2026**	$221,625	$(14,420)	$(2,772)	$204,433	$151,116	$(12,972)	$138,144	$70,509	$2,061	$(2,772)	$(3,509)	$66,289
For the Quarter Ended **March 31, 2026**	$219,295	$(13,706)	$(472)	$205,117	$144,293	$(11,958)	$132,335	$75,002	$1,834	$(472)	$(3,582)	$72,782
For the Quarter Ended **December 31, 2025**	$220,328	$(12,355)	$(3,540)	$204,433	$154,150	$(15,101)	$139,049	$66,178	$5,422	$(3,540)	$(2,676)	$65,384
For the Quarter Ended **September 30, 2025**	$209,100	$—	$(2,204)	$206,896	$144,089	$(5,751)	$138,338	$65,011	$5,751	$(2,204)	$—	$68,558

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.
24

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 25 Net Interest Spread(1) The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income and net interest rate spread for the periods presented. Detailed endnotes are included within the Appendix at the end of this presentation. For the Quarters Ended (dollars in thousands) September 30, 2026 June 30, 2026 March 31, 2026 Average Interest Average Average Interest Average Average Interest Average Balance Yield/Cost Balance Yield/Cost Balance Yield/Cost Assets: Interest-earning assets (1)(4): Agency RMBS (3) $5,530,592 $75,611 5.5% $5,005,152 $68,137 5.3% $3,658,521 $43,775 5.2% Agency CMBS (6) 17,502 192 4.4% 38,544 899 9.3% 40,251 415 4.1% Non-Agency RMBS (3) 658,950 21,756 13.1% 677,333 23,230 13.7% 699,370 24,225 13.8% Loans held for investment 7,832,648 106,574 5.4% 8,102,064 110,291 5.4% 9,308,041 134,391 5.8% Loans held for sale (3) 371,504 6,523 7.0% 56,982 1,038 7.3% N/A N/A N/A MSR(5) 38,221 777 8.1% 38,221 838 8.8% 38,221 2,311 3.2% Total $ 14,449,417 $ 211,433 5.9% $13,918,296 $204,433 5.9% $13,744,404 $205,117 6.0% Liabilities and stockholders’ equity: Interest-bearing liabilities (2)(4): Secured financing agreements collateralized by: Agency RMBS (3) $ 5,372,564 $50,407 4.1% $4,843,317 $47,147 3.9% $3,827,937 $29,723 3.7% Agency CMBS 16,490 161 3.9% 31,732 351 4.4% 31,182 299 3.8% Non-Agency RMBS (3) 391,782 5,244 5.4% 412,063 5,296 5.1% 463,374 6,043 5.2% Loans held for investment 1,297,903 18,819 5.8% 1,393,527 22,467 6.4% 1,457,771 24,423 6.7% Loans held for sale (3) 342,404 4,524 5.3% 52,630 686 5.2% N/A N/A N/A Securitized Debt 5,615,398 56,471 4.0% 5,741,507 55,832 3.9% 6,621,547 65,482 4.0% Long Term Debt 259,750 6,365 9.8% 259,750 6,365 9.8% 259,750 6,365 9.8% Total $13,296,291 $141,991 4.3% $12,734,526 $138,144 4.3% $12,661,561 $132,335 4.2% Economic net interest income/net interest rate spread $69,442 1.6% $66,289 1.6% $72,782 1.8% Net interest-earning assets/net interest margin $1,153,126 1.9% $1,183,770 1.9% $1,082,843 2.1% Ratio of interest-earning assets to interest bearing liabilities 1.09 1.09 1.09

Investment Portfolio | *June 30, 2026*[1]

(DOLLARS IN THOUSANDS)	PRINCIPAL OR NOTIONAL VALUE ($)	AMORTIZED COST ($)	FAIR VALUE ($)	WEIGHTED AVERAGE COUPON	WEIGHTED AVERAGE BOOK YIELD AT PERIOD-END	SECURITIZED DEBT CURRENT FACE ($)	SECURITIZED DEBT AMORTIZED COST ($)	SECURITIZED DEBT FAIR VALUE ($)	SECURITIZED DEBT BOOK YIELD	SECURED FINANCING AGREEMENTS ($)	NET ASSETS ($)
NON-AGENCY RMBS[2]											
Senior[3]	827,607	346,733	467,714	5.6%	21.3%	109,783	63,938	63,939	3.3%	196,164	207,611
Subordinated	394,670	179,127	191,734	3.9%	9.2%	-	-	-	-	181,656	10,078
Interest-only	2,327,935	142,286	68,181	0.9%	3.8%	-	-	-	-	18,212	49,969
TOTAL NON-AGENCY RMBS	**3,550,212**	**668,146**	**727,629**	**4.2%**	**14.4%**	**109,783**	**63,938**	**63,939**	**3.3%**	**396,032**	**267,658**
AGENCY RMBS[4]											
Pass-through	5,041,259	5,002,763	5,014,494	5.3%	5.3%	-	-	-	-	4,812,072	202,422
Agency CMO	231,192	231,033	232,653	4.9%	4.9%	-	-	-	-	226,062	6,591
DUS	17,905	17,499	17,414	4.1%	4.4%	-	-	-	-	16,705	709
TOTAL AGENCY RMBS	**5,290,356**	**5,251,295**	**5,264,561**	**5.2%**	**5.3%**	-	-	-	-	**5,054,839**	**209,722**
LOANS HELD FOR SALE											
Non-QM	300,981	300,981	307,031	7.0%	7.0%	-	-	-	-	274,931	32,100
TOTAL LOANS HELD FOR SALE	**300,981**	**300,981**	**307,031**	**7.0%**	**7.0%**	-	-	-	-	**274,931**	**32,100**
LOANS HELD FOR INVESTMENT											
Re-performing loans	7,217,579	7,066,283	7,012,567	5.4%	5.5%	5,318,574	5,218,930	4,952,471	3.9%	933,622	1,126,474
Prime loans	370,972	338,560	342,651	4.3%	3.8%	3,786	3,412	3,713	7.5%	283,984	54,954
Investor loans	504,202	515,645	520,720	7.4%	7.0%	450,664	451,156	452,093	6.6%	18,849	49,778
Residential Transition Loans	48,922	47,945	45,576	9.0%	3.8%	-	-	-	-	36,126	9,451
TOTAL LOANS HELD FOR INVESTMENT	**8,141,675**	**7,968,433**	**7,921,514**	**5.5%**	**5.5%**	**5,773,024**	**5,673,498**	**5,408,277**	**4.1%**	**1,272,581**	**1,240,657**
MORTGAGE SERVICING RIGHTS											
Interest in MSR financing receivables	38,221	38,221	35,471	-	-	-	-	-	-	-	35,471
TOTAL MSR	**38,221**	**38,221**	**35,471**	-	-	-	-	-	-	-	**35,471**
TOTAL INVESTMENT PORTFOLIO	**17,321,445**	**14,227,076**	**14,256,206**			**5,882,807**	**5,737,436**	**5,472,216**		**6,998,383**	**1,785,608**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.

26

Consolidated Loan Securitizations

		ORIGINAL FACE ($ Thousands)			REMAINING FACE ($ Thousands)			WEIGHTED AVERAGE COUPON (WAC)		
VINTAGE	DEAL	TOTAL	SOLD	RETAINED	TOTAL	SOLD	RETAINED	Outstanding Bonds Sold	Underlying Collateral	FIRST CALL DATE
2026	CIM 2026-R1	287,174	243,854	43,319	287,174	236,575	43,225	4.75%	6.00%	May-28
2026	CIM 2026-NR1	193,834	139,252	54,582	193,834	130,188	53,536	5.00%	5.98%	May-27
2025	CIM 2025-R1	391,790	333,021	58,769	350,107	282,618	58,734	5.00%	6.12%	Mar-27
2025	CIM 2025-I1	287,674	275,735	11,939	202,550	181,567	11,939	6.00%	7.78%	Feb-28
2024	CIM 2024-R1	468,148	351,813	116,335	346,715	294,985	38,363	4.82%	5.47%	Clean-up Call
2023	CIM 2023-I2	238,530	202,750	35,780	152,429	122,253	22,987	6.71%	7.06%	Currently Callable
2023	CIM 2023-R4	393,997	343,368	50,629	288,729	246,500	34,565	5.01%	5.60%	Apr-28
2023	CIM 2023-I1	236,161	205,578	30,583	149,223	125,953	18,470	6.45%	7.31%	Currently Callable
2023	CIM 2023-R2	447,384	364,841	82,543	314,204	221,569	82,184	5.50%	6.22%	Mar-28
2022	CIM 2022-R3	369,891	327,168	42,723	242,912	205,522	29,014	4.55%	5.34%	Sep-27
2022	CIM 2022-R2	508,202	440,865	67,337	358,164	301,070	47,603	3.82%	4.71%	May-27
2022	CIM 2022-R1	328,226	294,090	34,136	212,624	190,083	17,624	3.14%	4.48%	Feb-27
2021	CIM 2021-R6	353,797	336,284	17,513	155,137	135,660	11,852	1.89%	5.54%	Currently Callable
2021	CIM 2021-R5	450,396	382,836	67,560	279,425	206,171	66,580	2.00%	5.53%	Currently Callable
2021	CIM 2021-R4	545,684	463,831	81,853	268,719	179,836	80,619	2.00%	6.45%	Currently Callable
2021	CIM 2021-R3	859,735	730,775	128,960	373,959	231,417	126,748	1.95%	6.60%	Currently Callable
2021	CIM 2021-R2	1,497,213	1,272,631	224,582	552,977	304,888	222,237	2.07%	6.96%	Currently Callable
2021	CIM 2021-R1	2,098,584	1,783,797	314,787	845,816	501,016	311,419	1.94%	7.18%	Currently Callable
2020	CIM 2020-R7	653,192	562,023	91,169	301,393	203,594	88,818	2.43%	5.98%	Currently Callable
2020	CIM 2020-R6	418,390	334,151	84,239	218,593	128,921	82,297	2.25%	5.30%	Currently Callable
2020	CIM 2020-R5	338,416	257,027	81,389	137,165	77,109	56,291	3.33%	5.44%	Clean-up Call
2020	CIM 2020-R2	492,347	416,761	75,586	252,742	191,940	56,288	2.74%	4.30%	Clean-up Call
2020	CIM 2020-R1	390,761	317,608	73,153	207,596	131,611	70,852	2.91%	5.79%	Currently Callable
2019	SLST 2019-1	1,217,441	941,719	275,722	658,245	451,481	181,789	3.50%	4.45%	Currently Callable
2019	CIM 2019-R5	315,039	252,224	62,815	127,142	79,516	44,347	4.09%	5.73%	Clean-up Call
2019	CIM 2019-R2	464,327	358,172	106,155	243,822	166,724	72,864	3.60%	5.35%	Clean-up Call
2008	PHHMC 2008-CIM1	619,710	549,142	70,568	5,146	3,735	1,317	6.12%	5.56%	Do Not Hold Call Rights
		$14,866,043	$12,481,316	$2,384,727	$7,726,542	$5,532,502	$1,932,562	3.62%	5.91%	

CHIMERA | Information unaudited, estimated, and subject to change.
27

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Slide #5 1. Sourced from Bloomberg. 2. RMBS spreads sourced from Wells Fargo and Bank of America research. Slide #6 1. Earnings available for distribution per share is a non-GAAP measure. See additional discussion in the Appendix section of this presentation for GAAP to Non-GAAP reconciliations 2. Economic return represents the quarter-over-quarter change in book value plus dividends per common share declared divided by the beginning book value per share. 3. Total leverage includes the sum of secured financing agreements, long term debt, and securitized debt all divided by stockholders' equity. 4. Residential Credit investment portfolio repo financing excludes (i) Agency Pass-Throughs, Agency CMOs, Agency CMBS, legacy Agency interest only securities, and (ii) warehouse lines of credit and repurchase facility obligations related to the Residential Origination (HomeXpress) segment 5. Non-mark-to-market repo includes financings that have margin holidays or limited mark-to-market features. 6. EBTDA, or earnings before taxes, depreciation and amortization, is a non-GAAP measure. See additional discussion in the Appendix section of this presentation for GAAP to Non-GAAP reconciliations. EBTDA ROE, or return on equity, represents the EBTDA divided by the Company’s initial capital investment of $272 million, annualized. Slide #7 1. Reflects HomeXpress standalone results in Q3 2026. HomeXpress was acquired on October 1, 2025 and is not included in Chimera’s consolidated results for that date. 2. EBTDA, or earnings before taxes, depreciation and amortization, is a non-GAAP measure. See additional discussion in the Appendix section of this presentation for GAAP to Non-GAAP reconciliations. EBTDA ROE, or return on equity, represents the EBTDA divided by the Company’s initial capital investment of $272 million, annualized. Slide #9 1. HomeXpress was acquired on October 1, 2025 and is not included in Chimera’s consolidated results for periods prior to Q4 2025. Any data prior to Q4 2025 reflects HomeXpress standalone results. 2. Net origination margin represents the origination revenue less the cost to originate, expressed in basis points of funded loan volume. Origination revenue equals any premiums realized from loan sales, mark-to-market changes of loans held for sale, and loan origination income net of realized gains and losses from hedging, and net interest income. Cost to originate includes direct loan origination costs, net, compensation, payroll taxes and benefits, and general and administrative expenses. Slide #10 1. Investment portfolio figures exclude (i) real estate owned and forward settling transactions, and (ii) assets and liabilities allocable to the Residential Origination segment. 2. Non-Agency RMBS amortized cost is net of allowance for credit losses. 3. Carried at amortized cost. 4. Agency RMBS net assets excludes cash reserves and other cash amounts allocated to the investments, including but not limited to initial margin related to our interest rate hedges allocated to the Agency MBS portfolio. Slide #11 1. Agency Portfolio includes forward settling transactions, if applicable. 2. Excludes derivatives and hedges allocated to the Residential Credit portfolio and Residential Origination segment. 3. Equity Buffer includes initial cash margin held by derivative counterparties and cash reserves and other cash allocated to the Agency MBS portfolio. 4. Effective leverage reflects the Company’s net economic exposure to Agency MBS after considering offsetting short TBA positions. Effective leverage is calculated as repurchase agreement borrowings less the notional amount of short TBA positions, divided by capital allocated to the portfolio. 5. 3-month average annualized prepayment rate (“CPR”) for (i) the active Agency Pass-Through portfolio as of the end of the quarter excludes bonds that have yet to produce three months of prepayment data, and (ii) generic CPR is estimated by Bloomberg based on prepayment speeds of bonds with similar characteristics, such as age and coupon. CPR is sourced from Bloomberg. Slide #12 1. Agency Portfolio includes forward settling transactions, if applicable. 2. Interest rate and spread sensitivities derived using models licensed from third parties with internally derived inputs. Actual results may differ materially from projected estimates. Endnotes 28

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Slide #13 1. Data is sourced from trustee reports, servicers, Bloomberg and Intex. 2. Weighted Average Loan Term is based on the most recent maturity date of the loan that includes any loan modifications or extension of the maturity date, in each case calculated from the related loan’s first payment date. 3. For Residential Transition Loans, LTC is loan-to-cost, or the total loan amount as a percent of the house value at the time of purchase plus all budgeted improvements. 4. For Residential Transition Loans, LTARV is loan-to-after repair value, or the total loan amount as a percent of the estimated property value after the completion of all planned and budgeted improvements. 5. Total Loan Portfolio Weighted Average Original Loan-to-Value (LTV) and Amortized Loan-to-Value (LTV) excludes the LTC and LTARV related to the Residential Transition Loans. Slide #14 1. Delinquency data sourced from Bloomberg, Intex and trustee/servicer data. Prime Jumbo excludes data prior to December 2022 due to materiality. Slide #15 1. Prepayment data sourced from Bloomberg, Intex and trustee/servicer data. Prime Jumbo excludes data prior to December 2022 due to materiality. Slide #16 1. Residential Credit investment portfolio secured recourse funding includes only financing and interest rate hedges related to, or allocated to, the Residential Credit portfolio. Data does not include outstanding financings or derivatives related to, or allocated to, the Agency RMBS portfolio or the Residential Origination segment Data also excludes financing related to loans held for sale acquired as part of the Prism securitization program ($688 million) and interest rate swaps allocated to hedge interest rate risk in Prism’s settled and unsettled loan pipeline ($1,235 million notional). Slide #17 1. MSR financing receivables represent the contractual right to receive cash flows associated with MSRs through a structured transaction and related financing arrangement. In these arrangements, a licensed servicer holds legal title to the MSRs and is responsible for performing all servicing activities, while the Company provides financing or capital support and, in return, receives the economic benefits of a base and excess servicing spread and related servicing cash flows, net of any fees and costs to service the loans. Slide #18 1. Unaudited total debt related to third-party managed loans and real estate. Excludes total debt related to loans owned by the Company and discretionary credit funds. Data is sourced and reconciled to monthly mortgage loan servicer detail which is subject to subsequent adjustment and reconciliations. 2. Inception period begins February 2013. Slide #20 1. Earnings available for distribution per adjusted diluted common share is a non-GAAP measure. See additional discussion in the Appendix section of this presentation for GAAP to Non-GAAP reconciliations. Slide #22 1. As a result of the business combinations, we updated the determination of earnings available for distribution to exclude non-recurring acquisition-related transaction expenses, non-cash amortization of intangibles and depreciation expenses, and non-cash imputed compensation expenses. These expenses are excluded as they relate to our business combinations and are not directly related to our income-generating activities. 2. Non-cash amortization of intangibles, depreciation, and impairment expense related to acquisitions. 3. Tax impact on non-cash amortization of intangibles and depreciation expenses related to business combinations. Slide #24 1. Primarily interest income on cash and cash equivalents from our Investment Portfolio and Residential Origination segments and interest income from investment in MSR financing receivables. Slide #25 1. Interest-earning assets at amortized cost. 2. Interest includes periodic interest on derivatives, net. 3. These amounts have been adjusted to reflect the daily outstanding averages for which the financial instruments were held during the period. 4. This table excludes interest-earning assets and interest-bearing liabilities of our Residential Origination segment. Our Residential Origination segment includes average interest-earning assets of $891 million, average interest- bearing liabilities of $824 million, interest income of $17 million, interest expense of $12 million, and net interest income of $5 million. 5. The average balance amount represents committed capital by us during the period 6. Average Yield includes the receipt of one-time extension fee received during the second quarter. Endnotes, continued 29

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Slide #26 1. Investment portfolio figures exclude (i) real estate owned and forward settling transactions, and (ii) assets and liabilities allocable to the Residential Origination segment. 2. Non-Agency RMBS amortized cost is net of allowance for credit losses. 3. Carried at amortized cost. 4. Agency Pass-through net assets excludes cash reserves and initial margin related to our interest rate hedges and other cash amounts allocated to the Agency MBS portfolio. Endnotes, continued 30

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e .